Exhibit 99.1


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NEWS RELEASE

Contact:
Michael Jorgensen
Chief Financial Officer
DOBI Medical International, Inc.
1200 MacArthur Blvd.
Mahwah, NJ 07430
201-760-6464 Phone
201-760-8860 Fax
www.dobimedical.com
Trading Symbol: DBMI.OB


    DOBI Medical International Issues Guidance For Fiscal Years 2004 And 2005

                  COMPANY PLANS CONTINUED GROWTH AND EXPANSION

MAHWAH, NJ, JULY 29, 2004 - DOBI Medical International, Inc. (OTCBB:DBMI) today issued guidance for its fiscal years ending December 31, 2004 and 2005.

FISCAL 2004
For fiscal 2004, DOBI Medical expects to deliver between 10 and 15 ComfortScan(TM) systems to select international markets generating revenue of approximately $700,000 to $1,200,000 while recording a net loss of approximately $7,200,000 to $6,900,000, respectively.

FISCAL 2005
For fiscal 2005, DOBI Medical expects to deliver a minimum of 60 ComfortScan systems to select international markets, generating revenue of approximately $5,900,000, while recording a net loss of approximately $4,400,000.

DOBI Medical expects to commence the patient clinical trials of its ComfortScan system in September, 2004. This study is the final step in the Company's Pre-Market Approval ("PMA") application to the Food and Drug Administration ("FDA"). It is anticipated that the results of the PMA study will be submitted to the FDA in mid-2005. DOBI Medical expects to incur costs of approximately $1,500,000 to $2,000,000 in connection with its FDA-mandated clinical trial, which are included in the aforementioned guidance.
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ABOUT DOBI MEDICAL INTERNATIONAL, INC.

DOBI Medical is a development stage medical imaging company working to create a new means for the improved diagnosis of cancer through the detection of abnormal vascularization ("angiogenesis") associated with tumors. DOBI Medical's first application of the technology is the ComfortScan system, a gentle, non-invasive, non-ionizing, dynamic optical imaging system designed to assist physicians in the detection and management of breast cancer. The ComfortScan system is intended to achieve this by providing new, physiology-based imagery of abnormal vascularization in the breast that are not readily available today. The DOBI Medical ComfortScan system is limited by U.S. law to investigational use within the United States. This product is not yet commercially available in the U.S., and its future availability in the U.S. cannot be assured.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING STATEMENTS

Statements contained in this press release may contain information that includes or is based upon certain "forward-looking statements" relating to our business. These forward-looking statements represent management's current judgment and assumptions, and can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are frequently accompanied by the use of such words as "anticipates", "plans," "believes," "expects," "projects," "intends," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, while it is not possible to predict or identify all such risks, uncertainties, and other factors, those relating to:

o our ability to timely and successfully complete our patient clinical trials;

o our ability to timely and successfully complete and submit our premarket approval application to the FDA;

o the timely and final approval by the FDA of our ComfortScan system as a complement to mammography, which approval and commercial availability in the U.S. cannot be assured; (note: several other medical device imaging companies have recently experienced delays in seeking FDA final approval);

o our ability to secure the additional financing adequate to execute our business plan;

o    the success of product development and research efforts;

o our ability to timely meet United States and foreign government regulations, and related industry regulations and standards;

o delays in the manufacturing process caused by our inabilities or the inabilities of our subcontractors to timely meet our specifications;

o our ability to establish and maintain international and domestic distribution networks;

o our ability to meet the quality standards and requirement to maintain our CE Mark and ISO certifications, and successfully pass periodic FDA inspections of our facilities and the ComfortScan system;

o our ability to be granted licenses from the FDA to export the ComfortScan system to certain international markets;

o our ability to timely ship and export our products to certain international markets;

o the acceptance and use of our ComfortScan system by physicians, imaging clinics, and patients both in international and domestic markets;

o    existing or new competitors developing superior diagnostic imaging technologies;
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o    our ability to meet the performance milestones and obtain the funding to close on the second tranche of the private placement we completed in December, 2003;

o the success of our investor relations program to create and sustain interest and liquidity in our stock, which is thinly traded over the counter;

o our ability to obtain third party reimbursement from government and private payers; and

o    our ability to compete on price and quality.

Any one of these or other risks, uncertainties, other factors, or any inaccurate assumptions may cause actual results to be materially different from those described herein or elsewhere by us. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors may be described in greater detail in our filings from time to time with the Securities and Exchange Commission, which we strongly urge you to read and consider, including our 2003 Annual Report on Form 10-KSB and our First Quarter Report, 2004 on Form 10-QSB, which may be accessed from our website at www.dobimedical.com. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above and elsewhere in our reports filed with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.